THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made and entered into as of the 11th day of February, 2005, by and between VISTA HOLDINGS, LLC, a Nevada limited liability company (“Landlord”), and MPOWER COMMUNICATIONS CORP., a Nevada corporation (“Tenant”).

WHEREAS, Landlord, as assignee, and Tenant are parties to that certain Lease and related Addendum dated as of May 1, 2000, as amended by that First Amendment to Lease dated August 28, 2000, and that Second Amendment to Lease dated March 22, 2002 (collectively, the “Lease”); and

WHEREAS, Landlord and Tenant now desire to amend the Lease as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, Landlord and Tenant agree as follows:

1.	Section 2.5 of the Lease is hereby amended in full to read as follows:

“2.5 EXPIRATION DATE: June 30, 2006, unless otherwise terminated in accordance with the provisions of this Lease.”

2.	Section 2.7 of the Lease is hereby amended in full to read as follows:

“2.7 LANDLORD’S ADDRESS FOR NOTICE:

Vista Holdings, LLC
c/o Station Casinos, Inc.
2411 W. Sahara Avenue
Las Vegas, Nevada 89102
Attention: General Counsel

RENT PAYMENT ADDRESS:

Equus Management Corporation
3400 W. Desert Inn Road, Suite 24
Las Vegas, Nevada 89102

TENANT’S MAILING ADDRESS:

Mpower Communications
175 Sully’s Trail
Pittsford, New York 14534
Attention: Michael Tschiderer”

3.	The Lease is hereby amended by adding a new Section 6.9 to read as follows:

“6.9 Waiver of Certain Rent Obligations. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby waives its right to receive from Tenant all Base Rent and Additional Rent that becomes due or payable hereunder after January 31, 2005 (collectively, the “Waived Rent”).”

4.	The first sentence of Section 26 of the Lease is hereby amended to read as follows:

“Tenant shall not occupy the Premises after the Expiration Date without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant hereby acknowledges and agrees that irreparable damage would occur in the event that this Section 26 of this Lease is not performed by Tenant in accordance with its specific terms or is otherwise breached by Tenant. It is accordingly agreed that Landlord shall be entitled to an injunction or injunctions to prevent breaches of this Section 26 by Tenant and to enforce specifically the terms and provisions this Section 26, this being in addition to any other remedy to which Landlord is entitled at law or in equity.”

5.	Section 36.6 of the Lease is hereby amended in full to read as follows:

“36.6 Choice of Law; Forum. This Lease shall be construed and enforced in accordance with the Laws of the State. Each party hereto consents to, and waives any objection to, Las Vegas, Nevada as the proper and exclusive venue for any disputes arising out of or relating to this Lease.”

6.	The Lease is hereby amended by adding a new Section 36.20 to read as follows:

“36.20 Early Termination Payment. In consideration of Tenant’s agreement to change the Expiration Date to June 30, 2006 (as provided in Section 26), Landlord agrees to pay to Tenant the sum of $7,727,750 (the “Early Termination Payment”). The Early Termination Payment, which equals the difference between $8,000,000.00 and the approximate value of the Waived Rent, shall be due and payable not later than January 31, 2005. Additionally, in the event it is necessary for Tenant to supply fiber optic cable to Tenant’s new location, Landlord shall reimburse Tenant for the actual costs incurred by Tenant in connection therewith (the “Fiber Optic Cable Payment”); provided, however, that the Fiber Optic Cable Payment shall in no event exceed $500,000.00. To obtain the Fiber Optic Cable Payment, Tenant shall submit written documentation to Landlord which sets forth in reasonable detail the total amount of the actual costs incurred by Tenant in connection with supplying fiber optic cable to Tenant’s new location, together with supporting materials (i.e., invoices and receipts) with respect to such costs. The Fiber Optic Cable Payment shall be due and payable within thirty (30) days following Landlord’s receipt of such written documentation.”

7.	The Lease is hereby amended by adding a new Section 36.21 to read as follows:

“36.21 Guarantee of Landlord’s Obligations. Station Casinos, Inc., a Nevada corporation and sole member of Landlord, hereby, to the fullest extent permitted under applicable law, irrevocably and unconditionally guarantees to Tenant the prompt performance and payment in full when due of all obligations of Landlord under this Lease and hereby agrees to take all reasonably necessary action as the sole member of Landlord to cause Landlord to perform its obligations under this Lease.”

8.	Capitalized terms not otherwise defined in this Third Amendment shall have the meanings set forth in the Lease.

9.	Except as expressly amended by this Third Amendment, all other terms and provisions of the Lease shall remain unaltered, are hereby reaffirmed, and shall continue in full force and effect.

10.
This Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document, with the same effect as if all parties had signed on the same page. Facsimile copies hereof and facsimile signatures thereon shall have the same force and effect as originals.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first written above.

VISTA HOLDINGS, LLC

By:	/s/ Richard Haskins
Richard Haskins
Manager

MPOWER COMMUNICATIONS CORP.

By:	/s/ Russell Zuckerman
Russell Zuckerman
Senior Vice President & General Counsel

FOR PURPOSES OF SECTION 36.21 OF THE
LEASE ONLY:

STATION CASINOS, INC.

By:	/s/ Richard Haskins
Richard Haskins
Executive Vice President